INDEPENDENT AUDITORD' CONSENT

     We consent to the incorporation by reference in Registration Statements No. 333-21141 and 333-37663 of Carson, Inc. on Form S-8 of our report dated March 18, 1998, appearing in this Annual Report of Form 10-K of Carson, Inc. for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP
Atlanta, Georgia

March 30, 1998